UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2011

WMS INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8300	36-2814522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Northpoint Blvd., Waukegan, Illinois	60085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 785-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On January 25, 2011, WMS Industries Inc. (the “Corporation”) issued a press release relating to its results for the quarter ended December 31, 2010. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. Shortly after the issuance of the January 25, 2011 press release, the Corporation held a conference call with investors, analysts and others further discussing the December 2010 quarterly financial results and financial guidance, including a question and answer session. A transcript of that conference call is being furnished with this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

This information furnished under “Item 2.02. Results of Operations and Financial Condition”, including the exhibits related thereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any disclosure document of the Corporation, except as shall be expressly set forth by specific reference in such document.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2011, WMS Industries Inc. (“WMS”) issued a press release relating to the appointment of a new independent director. Effective January 25, 2011, WMS’ Board of Directors (“Board”) appointed Mr. Keith R. Wyche to serve on its Board. The appointment fills the vacancy on WMS’ ten-member Board. Mr. Wyche was not appointed to any committees of the Board. There are no arrangements or understandings between Mr. Wyche and any other persons pursuant to which Mr. Wyche was selected as a director.

Mr. Wyche, 51, is currently President and Chief Executive Officer of Cub Foods, a retail grocery chain with more than 70 stores and approximately $2.8 billion of annual sales that is a division of SUPERVALU INC. (NYSE: SVU), a national leader in the grocery retailing industry serving a wide range of customers in neighborhoods nationwide. He joined Cub Foods from Pitney Bowes where he most recently served as President of U.S. Operations for Pitney Bowes Management Services responsible for managing all aspects of operations at the company’s customer sites and Document Solutions Centers throughout the U.S., as well as business transformation and quality.

Mr. Wyche will participate in WMS’ Incentive Plan (2009 Restatement) (“Incentive Plan”). The Incentive Plan was previously filed as Annex A to our Proxy Statement as filed with the Commission on October 27, 2009. In connection with his appointment to the Board, it is expected that at the next regular quarterly Board meeting Mr. Wyche will receive an option to purchase 25,000 shares of WMS common stock, which option will vest one year from the date of the grant. Mr. Wyche will also receive annual director compensation valued at approximately $275,000 with a cash component of $125,000 and an equity component of approximately $150,000, of which approximately $75,000 in value would be awarded in the form of stock options and approximately $75,000 in value would be awarded in the form of restricted stock. The cash component of Mr. Wyche’s director compensation for fiscal year 2011 will be prorated based on his time served on the Board for fiscal year 2011. The cash component of the director compensation is payable in monthly installments.

WMS and Mr. Wyche will enter into WMS’ standard form of indemnification agreement for directors and officers, a copy of which has been previously filed as an exhibit to WMS’ Current Report on Form 8-K filed with the Commission on December 15, 2004 and is incorporated herein by reference.

A copy of the press release announcing the appointment of Mr. Wyche as a director is attached as Exhibit 99.3 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibits	Description

99.1	Press Release of WMS Industries Inc. dated January 25, 2011

99.2	Transcript of WMS Industries Inc. Conference Call held on January 25, 2011

99.3	Press Release of WMS Industries Inc. dated January 27, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMS Industries Inc.

/s/ Kathleen J. McJohn
Name: Kathleen J. McJohn
Title: Vice President, General Counsel and Secretary

Date: January 28, 2011

Exhibit Index

Exhibits	Description

99.1	Press Release of WMS Industries Inc. dated January 25, 2011

99.2	Transcript of WMS Industries Inc. Conference Call held on January 25, 2011

99.3	Press Release of WMS Industries Inc. dated January 27, 2011

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